Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Bilibili Inc. of our report dated March 2, 2018 relating to the financial statements of Bilibili Inc., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

March 16, 2018